UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2008
PIKE ELECTRIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32582 (Commission File Number)	20-3112047 (I.R.S. Employer Identification No.)
100 Pike Way
Mount Airy, NC 27030
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (336) 789-2171
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 18, 2008, Pike Electric, Inc. (“Buyer”), a wholly owned subsidiary of Pike Electric Corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Shaw Energy Delivery Services, Inc. (the “Seller”), a wholly owned subsidiary of The Shaw Group Inc. (“Shaw”). The Purchase Agreement provides that, upon the terms and subject to the conditions therein, Buyer will purchase substantially all of the Seller’s assets, including assets used in the design, construction and maintenance of power distribution and transmission lines and substations (the “Business”), for approximately $24 million in cash and the assumption of certain specified liabilities relating to the Business (the “Transaction”).
     The Purchase Agreement contains customary representations and warranties, covenants by the Seller regarding the operation of the Business between the signing of the Purchase Agreement and the closing of the Transaction, and indemnification provisions whereby each party agrees to indemnify the other for breaches of representations and warranties, covenants and other matters. Both the Company and Shaw also executed the Purchase Agreement for the sole purpose of guaranteeing the obligations therein of Buyer and Seller, respectively.
     The Transaction is subject to certain closing conditions, including, among others, those relating to the accuracy of the representations and warranties, delivery of certain ancillary agreements (including, but not limited to bills of sales and documents evidencing the Seller’s compliance with covenants), and entry into certain agreements between Buyer and Shaw, including certain undertakings with regard to confidentiality and non-competition, a Transition Services Agreement for the provision of certain services to Buyer for a limited period after the closing of the Transaction and a Master Services Agreement regarding services the Company will provide to Shaw and its affiliates on a going-forward basis that are substantially similar to those previously provided by the Seller. Either Buyer or Seller may terminate the Purchase Agreement if certain closing conditions have not been satisfied or waived by August 15, 2008. The Transaction is expected to close in the Company’s first fiscal quarter ending September 30, 2008.
     The description of the Purchase Agreement is qualified in its entirety by the contents of the Purchase Agreement which the Company expects to file as an exhibit to its Annual Report on Form 10-K for its fiscal year ending June 30, 2008.
     This report contains forward-looking statements, including those related to the timing of the closing of the Transaction. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in this report, including the inability to close the Transaction. No assurances are made that these results will be achieved.
Item 8.01 Other Events.
     On June 18, 2008, the Company issued a press release announcing the execution of the Purchase Agreement described above.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
     The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description

99.1	Press Release dated June 18, 2008.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION
Date: June 20, 2008	By:	/s/ James R. Fox
		Name:	James R. Fox
		Title:	Vice President and General Counsel

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
June 18, 2008	1-32582
PIKE ELECTRIC CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated June 18, 2008.